UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016

AMERICAN AIRLINES GROUP INC.

AMERICAN AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas		76155
4333 Amon Carter Blvd., Fort Worth, Texas		76155
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On July 12, 2016, American Airlines, Inc. (“American”), Citi, Barclaycard US and MasterCard issued a joint press release announcing entry into new agreements relating to American’s co-branded credit card program, which press release is attached hereto as Exhibit 99.1.

The new agreements announced in the press release represent the conclusion of a competitive process which American conducted to identify potential bank and network partners. Under the new arrangements, American will partner with two banks to provide co-branded credit cards instead of appointing a single exclusive bank in a long-term arrangement as has been the most common structure in affinity credit card arrangements in the airline industry. Citi and Barclaycard US will both issue AAdvantage co-branded credit cards commencing in January 2017. This new dual issuer arrangement is designed to promote higher growth and innovative solutions compared to traditional single issuer relationships. Additionally, American also announced a new exclusive partnership and direct relationship with MasterCard. All new AAdvantage co-branded credit cards will be affiliated with MasterCard going forward.

As a result of the new arrangements announced today, American Airlines Group Inc. and American presently expect consolidated pre-tax income for financial reporting purposes to increase by approximately $200 million in the second half of 2016, $550 million in 2017 and $800 million in 2018, with continued modest improvement in pre-tax income each year beyond, in each case as compared to results expected under the prior credit card arrangements. The revenue impact of these arrangements will largely be reflected in “other revenue” in our statement of operations. While we are providing this updated guidance related to these new arrangements, prospectively we do not intend to update these amounts or comment specifically on affinity program results. Rather, as presently is the case, the performance of these programs will be an element of the revenue and other guidance we may provide from time to time in the future.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements and Information

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, our statements about future financial and operating results and other statements that are not historical facts relating to our co-branded credit card program. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to the following: significant operating losses in the future; downturns in economic conditions that adversely affect the Company’s business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low-cost carriers, airline alliances and industry consolidation; the challenges and costs of integrating operations and realizing anticipated synergies and other benefits of the merger transaction with US Airways Group, Inc.; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the Company’s substantial indebtedness and other obligations and the effect they could have on the Company’s business and liquidity; an inability to obtain sufficient financing or other capital to operate successfully and in accordance with the Company’s current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the effect the Company’s high level of fixed obligations may have on its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments and adverse economic and industry conditions; the Company’s significant pension and other postretirement benefit funding obligations; the impact of any failure to comply with the covenants contained in financing arrangements;

provisions in credit card processing and other commercial agreements that may materially reduce the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate the Company’s flight schedule and expand or change its route network; the Company’s reliance on third-party regional operators or third-party service providers that have the ability to affect the Company’s revenue and the public’s perception about its services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which the Company relies; extensive government regulation, which may result in increases in the Company’s costs, disruptions to the Company’s operations, limits on the Company’s operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation on the airline industry; changes to the Company’s business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of the Company’s business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond its control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental and noise regulation; the impact associated with climate change, including increased regulation to reduce emissions of greenhouse gases; the Company’s reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating the Company’s computer, communications and other technology systems; losses and adverse publicity stemming from any accident involving any of the Company’s aircraft or the aircraft of its regional or codeshare operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond the Company’s control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in the Company’s results of operations due to seasonality; the effect of a higher than normal number of pilot retirements and a potential shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect on the Company’s financial position and liquidity of being party to or involved in litigation; an inability to use net operating losses carried forward from prior taxable years (NOL Carryforwards); any impairment in the amount of the Company’s goodwill and an inability to realize the full value of the Company’s intangible or long-lived assets and any material impairment charges that would be recorded as a result; price volatility of the Company’s common stock; the effects of the Company’s capital deployment program and the limitation, suspension or discontinuation of the Company’s share repurchase programs or dividend payments thereunder; delay or prevention of stockholders’ ability to change the composition of the Company’s board of directors and the effect this may have on takeover attempts that some of the Company’s stockholders might consider beneficial; the effect of provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws that limit ownership and voting of its equity interests, including its common stock; the effect of limitations in the Company’s Restated Certificate of Incorporation on acquisitions and dispositions of its common stock designed to protect its NOL Carryforwards and certain other tax attributes, which may limit the liquidity of its common stock; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (especially in Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A, Risk Factors) and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 12, 2016, issued by American, Citi, Barclaycard US and MasterCard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: July 12, 2016	By:	/s/ Derek J. Kerr
Derek J. Kerr Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: July 12, 2016	By:	/s/ Derek J. Kerr
Derek J. Kerr Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 12, 2016, issued by American, Citi, Barclaycard US and MasterCard.